UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	July 31, 2016

MGIC Investment Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202

(Address of principal executive offices, including zip code)

(414) 347-6480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02                                           Unregistered Sales of Equity Securities.

During the period from July 31, 2016 through August 3, 2016, the Company entered into privately negotiated agreements with certain holders of the Company’s 2% Convertible Senior Notes due 2020 (the “2020 Convertible Notes”) to repurchase approximately $281.4 million aggregate principal amount of the outstanding 2020 Convertible Notes (the “2020 Convertible Purchases”). Included in those purchases were the exchange of $216.0 aggregate principal amount of the outstanding 2020 Convertible Notes for $143.1 million in cash (excluding accrued interest) and 17,443,282 shares of the Company’s common stock.

The exemption claimed for the issuances of shares of common stock in the exchange transactions described above is Section 3(a)(9) of the Securities Act of 1933, as amended.

The 2020 Convertible Purchases are expected to close on or about August 5, 2016, subject to customary closing conditions and the completion of the offering by the Company of $425,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2023 in connection with which it filed a Prospectus Supplement with the Securities and Exchange Commission on August 4, 2016.  The excess of the purchase price of the 2020 Convertible Notes over their par value will be reflected as a loss in the Company’s Statement of Operations in the third quarter of 2016.

Item 8.01.                                        Other Events.

The opinion of Foley & Lardner LLP relating to the Company’s offering of its 5.750% Senior Notes due 2023 is filed herewith.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibits are being filed herewith:

(5.1)                       Opinion of Foley & Lardner LLP, dated August 4, 2016.

(23.1)                Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: August 4, 2016	By:	/s/Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

(5.1)	Opinion of Foley & Lardner LLP, dated August 4, 2016.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).